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Exhibit 11.1


                                   DSP GROUP, INC.
                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        (in thousands, except per share data)


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                                                  Three Months                   Six Months
                                                  Ended June 30,                Ended June 30,
                                             ---------------------         ---------------------
                                              1996            1995          1996            1995
                                             -----          ------         -----          ------
Net income                                  $ 268          $2,438         $ 842           $4,151
                                             -----          ------         -----          ------
                                             -----          ------         -----          ------
PRIMARY:
Computation of weighted average
  common and common equivalent
  shares outstanding:

    Weighted average common shares
      outstanding                           9,505           9,315         9,482            9,272
    Common equivalent shares from
      stock options and warrants               63             343            68              335
                                             -----          ------         -----          ------
Shares used in per share computation        9,568           9,658         9,550            9,607
                                             -----          ------         -----          ------
                                             -----          ------         -----          ------
Net income per share                         $.03            $.25          $.09             $.43
                                             -----          ------         -----          ------
                                             -----          ------         -----          ------
FULLY DILUTED:
Computation of weighted average
  common and common equivalent
  shares outstanding:

    Weighted average common shares
     outstanding                            9,505           9,315         9,482            9,272
    Common equivalent shares from
     stock options and warrants                63             382            69              404
                                             -----          ------         -----          ------
Shares used in per share computation        9,568           9,697         9,551            9,676
                                             -----          ------         -----          ------
                                             -----          ------         -----          ------
Net income per share                         $.03            $.25          $.09             $.43
                                             -----          ------         -----          ------
                                             -----          ------         -----          ------


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